GGP REPORTS THIRD QUARTER 2015 RESULTS,
2016 FULL YEAR GUIDANCE AND RAISES QUARTERLY DIVIDEND

Chicago, Illinois, November 2, 2015 - General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and nine months ended September 30, 2015.

Financial Results

For the Three Months Ended September 30, 2015
Comparable net operating income (“Same Store NOI”) increased 5.1% to $560 million from $533 million in the prior year period.

Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 5.6% to $526 million from $498 million in the prior year period.

Company funds from operations (“Company FFO”) per share increased 9.6% to $0.36 per diluted share from $0.33 per diluted share in the prior year period. Company FFO increased 10.5% to $341 million from $308 million in the prior year period.

Net income attributable to common stockholders, which is impacted primarily by depreciation expense, gain on changes in control of investment properties and other and unconsolidated real estate affiliates- gain on investment, was $120 million, or $0.13 per diluted share, as compared to net income of $71 million, or $0.07 per diluted share, in the prior year period.

For the Nine Months Ended September 30, 2015
Same Store NOI increased 4.0% to $1.64 billion from $1.58 billion in the prior year period.

Company EBITDA increased 4.9% to $1.53 billion from $1.46 billion in the prior year period.

Company FFO per share increased 6.8% to $1.01 per diluted share from $0.95 per diluted share in the prior year period. Company FFO increased 7.8% to $969 million from $898 million in the prior year period.

Net income attributable to common stockholders, which is impacted primarily by depreciation expense, gain from changes in control of investment properties and unconsolidated real estate affiliates- gain on investment, was $1.17 billion, or $1.23 per diluted share, as compared to net income of $364 million, or $0.39 per diluted share, in the prior year period.

Operational Highlights

•	Same Store leased percentage was 96.5% at quarter end.

•
Initial rental rates for signed leases that have commenced in the trailing 12 months on a suite-to-suite basis increased 9.7%, or $5.62 per square foot, to $63.30 per square foot when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 3.3% to $20.7 billion on a trailing 12-month basis. Tenant sales (<10,000 square feet) increased 3.7% to $593 per square foot on a trailing 12-month basis.

Investment Activities
Development
The Company has development and redevelopment activities totaling approximately $2.1 billion at share, of which projects totaling approximately $500 million have opened, $1.0 billion is under construction, and $644 million is in the pipeline.

Common Share Repurchases
During the quarter, the Company acquired approximately 3.4 million of its common shares at a weighted average price of $25.24 per share for total consideration of approximately $86.0 million. During the nine months ended, the Company acquired approximately 4.05 million of its common shares at a weighted average price of $25.36 per share for total consideration of approximately $102.8 million.

Financing Activities
Property-Level Debt
During the three months ended September 30, 2015, the Company obtained $140 million of new fixed rate debt with a weighted average term to maturity of 10.0 years and a weighted average interest rate of 4.1%, and repaid $99 million of fixed rate debt, which had a weighted-average interest rate of 4.9%.

Corporate Credit Facility
On October 30, 2015 the Company amended its corporate credit facility to extend the maturity to October 2020.

Dividends
On November 2, 2015, the Company’s Board of Directors declared a fourth quarter common stock dividend of $0.19 per share payable on January 4, 2016, to stockholders of record on December 15, 2015. This represents an increase of $0.02 per share or 12% growth over the dividend declared in fourth quarter 2014, and an increase of $0.01 per share or 6% growth over the dividend declared in third quarter 2015.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on January 4, 2016, to stockholders of record on December 15, 2015.

Guidance

Company FFO for the fourth quarter of 2015 is expected to be $0.41 to $0.43 per diluted share. Company FFO for the year ending December 31, 2015 is expected to be $1.42 to $1.44 per diluted share. The preliminary Company FFO for the year ending December 31, 2016 is expected to be $1.51 to $1.55 per diluted share.

Earnings Guidance	For the three months ending December 31, 2015	For the year ending December 31, 2015	For the year ending December 31, 2016

Company FFO per diluted share	$0.41 - $0.43	$1.42 - $1.44	$1.51 - $1.55
Adjustments (1)	(0.01)	(0.09)	(0.05)
NAREIT FFO	$0.40 - $0.42	$1.33 - $1.35	$1.46 - $1.50
Depreciation, including share of JVs	(0.21)	(0.90)	0.84
Gains on sale of investments (2)	—	0.98	—
Net income attributable to common stockholders	$0.19 - $0.21	$1.41 - $1.43	$0.62 - $0.66
Preferred stock dividends	—	0.02	0.02
Net income attributable to GGP	$0.19 - $0.21	$1.43 - $1.45	$0.64 - $0.68

(1)	Includes impact of straight-line rent, above/below market rent, ground rent amortization, debt market rate adjustments and other non-cash or non-comparable items.

(2)	Includes the gains from the sale of 25% and 12.5% interests in Ala Moana Center in 2015.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Same Store NOI growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses, or the impact on operating results from other possible future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call
On Tuesday, November 3, 2015, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 43715350.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.ggp.com from time to time.

General Growth Properties, Inc.

General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
VP Investor Relations
(312) 960-5529
kevin.berry@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions
Net Operating Income (“NOI”) and Company NOI
The Company defines NOI as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses. NOI excludes reductions in ownership as a result of sales or other transactions and has been reflected on a proportionate basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, discontinued operations, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of our emergence, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance. We present Company NOI and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other operational items. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO (discussed below), it is widely used by management in the annual budget process and for compensation programs.
The Company also considers Company EBITDA to be a helpful supplemental measure of its operating performance because it excludes from EBITDA certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of our emergence, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company EBITDA should only be used as an alternative measure of the Company's financial performance.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
As with the Company’s presentation of Company NOI, the Company also considers Company FFO to be a helpful supplemental measure of the operating performance for equity REITs because it excludes from FFO certain items that are non-cash and certain non-comparable items such as Company NOI adjustments, and FFO items such as mark-to-market adjustments on debt and gains on the extinguishment of debt,, and interest expense on debt repaid or settled all which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to NOI and Company NOI and a reconciliation of net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash available to fund cash needs. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FINANCIAL STATEMENTS

Consolidated Statements of Operations (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues:
Minimum rents	$358,716	$396,285	$1,094,384	$1,170,547
Tenant recoveries	172,515	186,066	518,040	552,596
Overage rents	6,455	9,277	18,755	24,486
Management fees and other corporate revenues	19,496	17,355	65,313	51,759
Other	28,142	18,775	62,956	63,149
Total revenues	585,324	627,758	1,759,448	1,862,537
Expenses:
Real estate taxes	57,942	57,430	170,425	172,686
Property maintenance costs	11,707	13,394	44,491	48,952
Marketing	4,273	4,624	12,849	15,926
Other property operating costs	79,265	84,581	227,874	251,646
Provision for doubtful accounts	1,622	355	6,199	5,211
Property management and other costs	38,685	34,428	121,847	119,391
General and administrative	12,627	12,778	37,395	52,609
Depreciation and amortization	154,228	182,237	483,026	528,928
Total expenses	360,349	389,827	1,104,106	1,195,349
Operating income	224,975	237,931	655,342	667,188
Interest and dividend income	13,232	8,536	34,896	19,801
Interest expense	(144,891)	(174,109)	(460,289)	(528,273)
Loss on Foreign Currency	(25,092)	(15,972)	(46,540)	(7,017)
Gain from changes in control of investment properties and other	13,399	—	622,412	—
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations, and allocation to noncontrolling interests	81,623	56,386	805,821	151,699
Benefit from (provision for) benefit from income taxes	17,996	4,800	29,082	(2,836)
Equity in income of Unconsolidated Real Estate Affiliates	16,584	7,391	41,115	33,868
Unconsolidated Real Estate Affiliates - gain on investment	11,163	—	320,950	—
Income from continuing operations	127,366	68,577	1,196,968	182,731
Discontinued operations	—	8,822	—	203,649
Net income	127,366	77,399	1,196,968	386,380
Allocation to noncontrolling interests	(3,514)	(2,791)	(16,447)	(10,008)
Net income attributable to GGP	123,852	74,608	1,180,521	376,372
Preferred stock dividends	(3,984)	(3,984)	(11,952)	(11,952)
Net income attributable to common stockholders	$119,868	$70,624	$1,168,569	$364,420
Basic Earnings Per Share:
Continuing operations	$0.14	$0.07	$1.32	$0.18
Discontinued operations	—	0.01	—	0.23
Total basic earnings per share	$0.14	$0.08	$1.32	$0.41
Diluted Earnings Per Share:
Continuing operations	$0.13	$0.06	$1.23	$0.18
Discontinued operations	—	0.01	—	0.21
Total diluted earnings per share	$0.13	$0.07	$1.23	$0.39

FINANCIAL STATEMENTS

Consolidated Balance Sheets (In thousands)

	September 30, 2015	December 31, 2014

Assets:
Investment in real estate:
Land	$3,638,774	$4,244,607
Buildings and equipment	16,318,055	18,028,844
Less accumulated depreciation	(2,375,762)	(2,280,845)
Construction in progress	497,181	703,859
Net property and equipment	18,078,248	20,696,465
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,490,157	2,604,762
Net investment in real estate	21,568,405	23,301,227
Cash and cash equivalents	160,670	372,471
Accounts and notes receivable, net	881,564	663,768
Deferred expenses, net	169,673	184,491
Prepaid expenses and other assets	1,009,483	813,777
Total assets	$23,789,795	$25,335,734
Liabilities:
Mortgages, notes and loans payable	$14,015,550	$15,998,289
Investment in Unconsolidated Real Estate Affiliates	37,610	35,598
Accounts payable and accrued expenses	800,248	934,897
Dividend payable	166,115	154,694
Deferred tax liabilities	—	21,240
Junior Subordinated Notes	206,200	206,200
Total liabilities	15,225,723	17,350,918
Redeemable noncontrolling interests:
Preferred	154,566	164,031
Common	123,812	135,265
Total redeemable noncontrolling interests	278,378	299,296
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,006,313	7,363,877
Noncontrolling interests in consolidated real estate affiliates	26,935	79,601
Noncontrolling interests related to Long-Term Incentive Plan Common Units	10,404	—
Total equity	8,285,694	7,685,520
Total liabilities, redeemable noncontrolling interests and equity	$23,789,795	$25,335,734

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO For the Three Months Ended September 30, 2015 and 2014 (In thousands)
	Three Months Ended September 30, 2015							Three Months Ended September 30, 2014
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company
Property revenues:
Minimum rents	$358,716	$(4,145)	$135,588	$(241)	$489,918	$6,732	$496,650	$396,285	$(4,112)	$95,929	$(15,212)	$472,890	$2,507	$475,397
Tenant recoveries	172,515	(1,724)	57,912	(73)	228,630	—	228,630	186,066	(1,672)	43,638	(7,580)	220,452	—	220,452
Overage rents	6,455	(110)	3,940	—	10,285	—	10,285	9,277	(103)	3,097	(1,063)	11,208	—	11,208
Other revenue	27,288	(229)	5,398	(1)	32,456	—	32,456	18,775	(323)	3,538	(1,205)	20,785	—	20,785
Total property revenues	564,974	(6,208)	202,838	(315)	761,289	6,732	768,021	610,403	(6,210)	146,202	(25,060)	725,335	2,507	727,842
Property operating expenses:
Real estate taxes	57,942	(834)	17,457	(11)	74,554	(1,490)	73,064	57,430	(669)	13,431	(1,463)	68,729	(1,490)	67,239
Property maintenance costs	11,707	(100)	4,743	(61)	16,289	—	16,289	13,394	(83)	4,115	(668)	16,758	—	16,758
Marketing	4,273	(65)	2,314	—	6,522	—	6,522	4,624	(47)	1,439	(379)	5,637	—	5,637
Other property operating costs	79,265	(778)	27,333	2	105,822	(1,018)	104,804	84,581	(739)	22,141	(2,693)	103,290	(1,028)	102,262
Provision for doubtful accounts	1,622	(9)	136	—	1,749	—	1,749	355	(24)	486	(10)	807	—	807
Total property operating expenses	154,809	(1,786)	51,983	(70)	204,936	(2,508)	202,428	160,384	(1,562)	41,612	(5,213)	195,221	(2,518)	192,703
NOI	$410,165	$(4,422)	$150,855	$(245)	$556,353	$9,240	$565,593	$450,019	$(4,648)	$104,590	$(19,847)	$530,114	$5,025	$535,139
Management fees and other corporate revenues	19,496	—	—	—	19,496	—	19,496	17,355	—	1	—	17,356	—	17,356
Property management and other costs	(38,685)	178	(7,942)	19	(46,430)	—	(46,430)	(34,428)	167	(6,830)	67	(41,024)	—	(41,024)
General and administrative	(12,627)	—	(448)	—	(13,075)	—	(13,075)	(12,778)	—	(1,059)	—	(13,837)	—	(13,837)
EBITDA	$378,349	$(4,244)	$142,465	$(226)	$516,344	$9,240	$525,584	$420,168	$(4,481)	$96,702	$(19,780)	$492,609	$5,025	$497,634
Depreciation on non-income producing assets	(2,836)	—	—	—	(2,836)	—	(2,836)	(2,528)	—	—	—	(2,528)	—	(2,528)
Interest and dividend income	13,232	387	667	—	14,286	(205)	14,081	8,536	386	536	—	9,458	(205)	9,253
Preferred unit distributions	(2,228)	—	—	—	(2,228)	—	(2,228)	(2,232)	—	—	—	(2,232)	—	(2,232)
Preferred stock dividends	(3,984)	—	—	—	(3,984)	—	(3,984)	(3,984)	—	—	—	(3,984)	—	(3,984)
Interest expense:					—
Mark-to-market adjustments on debt	18	—	280	(237)	61	(61)	—	(386)	(98)	381	(19)	(122)	122	—
Write-off of mark-to-market adjustments on extinguished debt	(102)	—	—	—	(102)	102	—	—	—	—	—	—	—	—
Interest on existing debt	(144,807)	1,660	(54,896)	36	(198,007)	—	(198,007)	(173,723)	1,488	(39,967)	6,311	(205,891)	—	(205,891)
Loss on foreign currency	(25,092)	—	—	—	(25,092)	25,092	—	(15,972)	—	—	—	(15,972)	15,972	—
Provision for income taxes	17,996	16	(108)	—	17,904	(9,924)	7,980	4,800	16	(149)	—	4,667	(6,317)	(1,650)
FFO from sold interests	—	—	—	427	427	(270)	157	3,466	—	272	13,488	17,226	422	17,648
	230,546	(2,181)	88,408	—	316,773	23,974	340,747	238,145	(2,689)	57,775	—	293,231	15,019	308,250
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	86,227	2,181	(88,408)	—	—	—	—	55,086	2,689	(57,775)	—	—	—	—
FFO	$316,773	$—	$—	$—	$316,773	$23,974	$340,747	$293,231	$—	$—	$—	$293,231	$15,019	$308,250

Company FFO per diluted share							$0.36							$0.33

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO For the Nine Months Ended September 30, 2015 and 2014 (In thousands)
	Nine Months Ended September 30, 2015							Nine Months Ended September 30, 2014
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company
Property revenues:
Minimum rents	$1,094,384	$(12,342)	$371,779	$(10,283)	$1,443,538	$27,766	$1,471,304	$1,170,547	$(12,343)	$284,791	$(47,666)	$1,395,329	$23,064	$1,418,393
Tenant recoveries	518,040	(5,210)	163,537	(5,265)	671,102	—	671,102	552,596	(5,015)	128,357	(21,689)	654,249	—	654,249
Overage rents	18,755	(229)	9,847	(452)	27,921	—	27,921	24,486	(219)	7,413	(2,748)	28,932	—	28,932
Other revenue	62,093	(772)	17,404	(364)	78,361	—	78,361	63,193	(823)	10,057	(3,834)	68,593	—	68,593
Total property revenues	1,693,272	(18,553)	562,567	(16,364)	2,220,922	27,766	2,248,688	1,810,822	(18,400)	430,618	(75,937)	2,147,103	23,064	2,170,167
Property operating expenses:
Real estate taxes	170,425	(2,469)	48,668	(1,174)	215,450	(4,469)	210,981	172,686	(1,989)	40,111	(4,251)	206,557	(4,469)	202,088
Property maintenance costs	44,491	(327)	16,039	(493)	59,710	—	59,710	48,952	(308)	13,640	(2,090)	60,194	—	60,194
Marketing	12,849	(158)	6,472	(339)	18,824	—	18,824	15,926	(169)	4,840	(1,252)	19,345	—	19,345
Other property operating costs	227,874	(2,240)	76,587	(1,768)	300,453	(3,056)	297,397	251,646	(2,250)	62,435	(10,238)	301,593	(3,078)	298,515
Provision for doubtful accounts	6,199	(38)	2,151	(50)	8,262	—	8,262	5,211	(60)	994	(119)	6,026	—	6,026
Total property operating expenses	461,838	(5,232)	149,917	(3,824)	602,699	(7,525)	595,174	494,421	(4,776)	122,020	(17,950)	593,715	(7,547)	586,168
NOI	$1,231,434	$(13,321)	$412,650	$(12,540)	$1,618,223	$35,291	$1,653,514	$1,316,401	$(13,624)	$308,598	$(57,987)	$1,553,388	$30,611	$1,583,999
Management fees and other corporate revenues	65,313	—	—	—	65,313	—	65,313	51,759	—	1	—	51,760	—	51,760
Property management and other costs	(121,847)	531	(23,354)	170	(144,500)	—	(144,500)	(119,391)	489	(20,677)	230	(139,349)	—	(139,349)
General and administrative	(37,395)	—	(7,095)	—	(44,490)	—	(44,490)	(52,609)	2	(3,888)	—	(56,495)	17,854	(38,641)
EBITDA	$1,137,505	$(12,790)	$382,201	$(12,370)	$1,494,546	$35,291	$1,529,837	$1,196,160	$(13,133)	$284,034	$(57,757)	$1,409,304	$48,465	$1,457,769
Depreciation on non-income producing assets	(8,419)	—	—	—	(8,419)	—	(8,419)	(9,055)	—	—	—	(9,055)	—	(9,055)
Interest and dividend income	34,896	1,160	1,961	—	38,017	(614)	37,403	19,801	1,159	1,569	—	22,529	(279)	22,250
Preferred unit distributions	(6,692)	—	—	—	(6,692)	—	(6,692)	(6,697)	—	—	—	(6,697)	—	(6,697)
Preferred stock dividends	(11,952)	—	—	—	(11,952)	—	(11,952)	(11,952)	—	—	—	(11,952)	—	(11,952)
Interest expense:					—							—
Mark-to-market adjustments on debt	149	(101)	1,158	(253)	953	(953)	—	(2,604)	(292)	1,126	(60)	(1,830)	1,830	—
Write-off of mark-to-market adjustments on extinguished debt	(13,454)	(136)	—	—	(13,590)	13,590	—	(9,831)	—	—	—	(9,831)	9,831	—
Interest on existing debt	(446,984)	4,771	(154,789)	5,284	(591,718)	—	(591,718)	(515,838)	4,502	(111,153)	16,066	(606,423)	—	(606,423)
Loss on foreign currency	(46,540)	—	—	—	(46,540)	46,540	—	(7,017)	—	—	—	(7,017)	7,017	—
Provision for income taxes	29,082	36	(272)	—	28,846	(17,167)	11,679	(2,836)	54	(293)	—	(3,075)	(2,775)	(5,850)
FFO from sold interests	—	—	—	7,339	7,339	1,162	8,501	81,899	—	737	41,751	124,387	(66,201)	58,186
	667,591	(7,060)	230,259	—	890,790	77,849	968,639	732,030	(7,710)	176,020	—	900,340	(2,112)	898,228
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	223,199	7,060	(230,259)	—	—	—	—	168,310	7,710	(176,020)	—	—	—	—
FFO	$890,790	$—	$—	$—	$890,790	$77,849	$968,639	$900,340	$—	$—	$—	$900,340	$(2,112)	$898,228

Company FFO per diluted share							$1.01							$0.95

PROPORTIONATE FINANCIAL STATEMENTS

Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Reconciliation of Company NOI to GAAP Operating Income
Company NOI	$565,593	$535,139	$1,653,514	$1,583,999
Adjustments for minimum rents, real estate taxes and other property operating costs	(9,240)	(5,025)	(35,291)	(30,611)
Proportionate NOI	556,353	530,114	1,618,223	1,553,388
Unconsolidated Properties	(150,855)	(104,590)	(412,650)	(308,598)
NOI of Sold Interests	245	19,847	12,540	57,987
Noncontrolling interest in NOI Consolidated Properties	4,422	4,648	13,321	13,624
Consolidated Properties	410,165	450,019	1,231,434	1,316,401
Management fees and other corporate revenues	19,496	17,355	65,313	51,759
Property management and other costs	(38,685)	(34,428)	(121,847)	(119,391)
General and administrative	(12,627)	(12,778)	(37,395)	(52,609)
Depreciation and amortization	(154,228)	(182,237)	(483,026)	(528,928)
Gain (loss) on sales of investment properties	854	—	863	(44)
Operating income	$224,975	$237,931	$655,342	$667,188

Reconciliation of Company EBITDA to GAAP Net Income Attributable to GGP
Company EBITDA	$525,584	$497,634	$1,529,837	$1,457,769
Adjustments for minimum rents, real estate taxes, other property operating costs, and general and administrative	(9,240)	(5,025)	(35,291)	(48,465)
Proportionate EBITDA	516,344	492,609	1,494,546	1,409,304
Unconsolidated Properties	(142,465)	(96,702)	(382,201)	(284,034)
EBITDA of Sold Interests	226	19,780	12,370	57,757
Noncontrolling interest in EBITDA of Consolidated Properties	4,244	4,481	12,790	13,133
Consolidated Properties	378,349	420,168	1,137,505	1,196,160
Depreciation and amortization	(154,228)	(182,237)	(483,026)	(528,928)
Interest income	13,232	8,536	34,896	19,801
Interest expense	(144,891)	(174,109)	(460,289)	(528,273)
Loss on foreign currency	(25,092)	(15,972)	(46,540)	(7,017)
Benefit from (provision for) income taxes	17,996	4,800	29,082	(2,836)
Equity in income of Unconsolidated Real Estate Affiliates	16,584	7,391	41,115	33,868
Unconsolidated Real Estate Affiliates - gain on investment	11,163	—	320,950	—
Discontinued operations	—	8,822	—	203,649
Gain from changes in control of investment properties and other	13,399	—	622,412	—
Gain (loss) on sales of investment properties	854	—	863	(44)
Allocation to noncontrolling interests	(3,514)	(2,791)	(16,447)	(10,008)
Net income attributable to GGP	$123,852	$74,608	$1,180,521	$376,372

Reconciliation of Company FFO to GAAP Net Income Attributable to GGP
Company FFO	$340,747	$308,250	$968,639	$898,228
Adjustments for minimum rents, property operating expenses, general and administrative, market rate adjustments, debt extinguishment, income taxes, and FFO from discontinued operations	(23,974)	(15,019)	(77,849)	2,112
Proportionate FFO	316,773	293,231	890,790	900,340
Depreciation and amortization of capitalized real estate costs	(220,039)	(230,036)	(660,604)	(663,434)
Gain from changes in control of investment properties and other	13,399	—	622,412	—
Preferred stock dividends	3,984	3,984	11,952	11,952
(Loss) gain on sales of investment properties	(2,359)	7,605	(2,352)	131,321
Unconsolidated Real Estate Affiliates - gain on investment	11,163	—	320,950	—
Noncontrolling interests in depreciation of Consolidated Properties	1,948	2,554	5,905	6,484
Redeemable noncontrolling interests	(1,017)	(412)	(8,532)	(2,049)
Depreciation and amortization of discontinued operations	—	(2,318)	—	(8,242)
Net income attributable to GGP	$123,852	$74,608	$1,180,521	$376,372

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$150,855	$104,590	$412,650	$308,598
Net property management fees and costs	(7,942)	(6,829)	(23,354)	(20,676)
General and administrative and provisions for impairment	(448)	(1,059)	(7,095)	(3,888)
EBITDA	142,465	96,702	382,201	284,034
Net interest expense	(53,949)	(39,050)	(151,670)	(108,458)
Provision for income taxes	(108)	(149)	(272)	(293)
FFO of Sold Interests of Unconsolidated Properties	—	272	—	737
FFO of Unconsolidated Properties	88,408	57,775	230,259	176,020
Depreciation and amortization of capitalized real estate costs	(68,647)	(50,398)	(185,998)	(143,794)
Other, including (loss) gain on sales of investment properties	(3,177)	14	(3,146)	1,642
Equity in income of Unconsolidated Real Estate Affiliates	$16,584	$7,391	$41,115	$33,868